EXHIBIT 3.5

                    STATE OF NORTH DAKOTA

                     SECRETARY OF STATE



            CERTIFICATE OF MERGER OF DOMESTIC AND
                    FOREIGN CORPORATIONS
                            INTO

          VOYAGER ENTERTAINMENT INTERNATIONAL, INC.

    The undersigned, as Secretary of State of the State of North
Dakota, hereby certifies that Articles of Merger

          VOYAGER ENTERTAINMENT INTERNATIONAL, INC.

a North Dakota business corporation, into VOYAGER ENTERTAINMENT
INTERNATIONAL, INC., a Nevada business corporation, duly signed and verified as required by North Dakota statutes governing a North Dakota business corporation, have been received in this office and are found to conform to law.

    ACCORDINGLY the undersigned, as such Secretary of State, and by virtue of the authority vested in him by law, hereby issues the Certificate of Merger of

          VOYAGER ENTERTAINMENT INTERNATIONAL, INC.

a North Dakota business corporation, into VOYAGER ENTERTAINMENT
INTERNATIONAL, INC., a Nevada business corporation.

Effective date of merger: June 23, 2003.

Issued:  June 24, 2003


                                  /s/ Alvin A. Jaeger
                                  Secretary of State